As filed with the Securities and Exchange Commission on August 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Straits View #12-00, Marina One East Tower Singapore 018936	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended

(Full title of the plan)

CT Corporation

155 Federal Street, Suite 700

Boston, MA 02110

(617) 757-6400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq. John T. Rudy, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Linda Rockett, Esq. Senior Vice President, General Counsel Wave Life Sciences Ltd. c/o 733 Concord Avenue Cambridge, MA 02138 (617) 949-2900

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares, no par value per share	1,027,987 shares (3)	$21.02	$21,608,287	$2,618.93

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant (“Ordinary Shares”) that become issuable under the Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended (the “2014 Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Market on August 1, 2019.

(3)

Consists of an increase of 1,027,987 Ordinary Shares reserved for issuance under the 2014 Plan by operation of the 2014 Plan’s “evergreen” provision which provides for an annual increase in the number of shares reserved under the plan.

EXPLANATORY NOTE

This Registration Statement registers 1,027,987 additional Ordinary Shares of the Registrant (the “Ordinary Shares”) reserved for issuance under the Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended (the “2014 Plan”), representing an increase of 1,027,987 Ordinary Shares reserved under the 2014 Plan effective July 1, 2019 by operation of the 2014 Plan’s “evergreen” provision which provides for an annual increase in the number of shares reserved under the plan. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (File No. 333-208598). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-208598), except for Item 8 “Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1*	Constitution (formerly known as Memorandum of Association and Articles of Association).

4.2**	Form of Specimen Ordinary Share Certificate.

4.3.1***	Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of August 14, 2015.

4.3.2****	Amendment No. 1 to Investors’ Rights Agreement by and among the Registrant and certain of its shareholders, dated as of November 8, 2018.

4.4*****	Share Purchase Agreement by and between the Registrant and C.P. Pharmaceuticals International C.V., dated as of May 5, 2016.

4.5******	Investor Agreement by and among the Registrant and Takeda Pharmaceutical Company Limited, dated as of April 2, 2018.

5.1	Opinion of WongPartnership LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of WongPartnership LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1@+	Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended.

99.2@++	Form of Non-qualified Share Option Agreement under the Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended, effective as of January 1, 2018.

99.3@+++	Form of Restricted Share Unit Agreement under the Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended, effective as of January 1, 2019.

99.4@++++	Form of Non-qualified Share Option Agreement for UK Participants under the Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended, effective as of January 1, 2018.

99.5@+++++	Form of Performance-Based Restricted Share Unit Agreement under the Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended, effective as of March 7, 2019.

*

Previously filed as Exhibit 3.2 to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2015 and incorporated herein by reference.

**

Previously filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on November 6, 2015 and incorporated herein by reference.

***	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), filed with the Commission on October 9, 2015 and incorporated herein by reference.

****	Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2018 and incorporated herein by reference.

*****

Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on August 15, 2016 and incorporated herein by reference. Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

******	Previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 9, 2018 and incorporated herein by reference.

+	Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on November 9, 2017 and incorporated herein by reference.

++	Previously filed as Exhibit 10.23.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 1, 2019 and incorporated herein by reference.

+++	Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 10, 2019 and incorporated herein by reference.

++++	Previously filed as Exhibit 10.26.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-37627), filed with the Commission on March 1, 2019 and incorporated herein by reference.

+++++	Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37627), filed with the Commission on May 10, 2019 and incorporated herein by reference.

@	Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on August 6, 2019.

Wave Life Sciences Ltd.

By:	/s/ Paul B. Bolno, M.D., MBA
Paul B. Bolno, M.D., MBA
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul B. Bolno, M.D., MBA and Keith C. Regnante, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul B. Bolno, M.D., MBA Paul B. Bolno, M.D., MBA	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2019

/s/ Keith C. Regnante Keith C. Regnante	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2019

/s/ Christian Henry Christian Henry	Chairman of the Board	August 6, 2019

/s/ Peter Kolchinsky, Ph.D. Peter Kolchinsky, Ph.D.	Director	August 6, 2019

/s/ Koji Miura Koji Miura	Director	August 6, 2019

/s/ Adrian Rawcliffe Adrian Rawcliffe	Director	August 6, 2019

/s/ Ken Takanashi Ken Takanashi	Director	August 6, 2019

/s/ Gregory L. Verdine, Ph.D. Gregory L. Verdine, Ph.D.	Director	August 6, 2019